                                                                   EXHIBIT 10.29


                                  COMMON STOCK

                               PURCHASE AGREEMENT

         THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 23rd day of March 1997, by and between Geron Corporation, a Delaware corporation having its principal place of business at 200 Constitution Drive, Menlo Park, California, U.S.A. 94025 (the "Company"), and Pharmacia & Upjohn S.p.A., an Italian corporation having its principal place of business at Via Robert Koch, 1.2, 20152 Milano, Italy (the "Investor").

                                    Recitals

         WHEREAS, on January 10, 1997, the Investor purchased 99,805 shares of the Company's Common Stock pursuant to a Common Stock Purchase Agreement dated December 20, 1996 (the "First Equity Investment");

         WHEREAS, the Company and the Investor are parties to a certain License and Research Collaboration Agreement of even date herewith (the "Collaboration Agreement"); and

         WHEREAS, pursuant to Article 10 of the Collaboration Agreement, the Investor has agreed to purchase, and the Company has agreed to sell, in an off-shore transaction, certain shares of the Company's Common Stock on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1.      Purchase and Sale of Stock.

                 1.1      Sale and Issuance of Common Stock.

                          (a)     Second Equity Investment.  Subject to the
terms and conditions of this Agreement, the Investor agrees to purchase at the Second Closing (as defined below) and the Company agrees to sell and issue to the Investor at the Second Closing, that number of shares (rounded to the nearest whole number) of the Company's Common Stock (the "Second Closing Common Stock") that is equal to U.S. $4,000,000 divided by a price per share equal to the sum of (x) the average closing price of the Common Stock on the Nasdaq National Market for the [*] trading days (the [*] Average Price") following the day on which Geron publicly announces the execution of the Collaboration Agreement (the "Announcement Date") plus (y) a premium equal to [*] of such [*] Average Price. The purchase and sale of stock pursuant to this Section 1.1(a) shall be referred to as the "Second Equity Investment."

* Certain portions of this Exhibit have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.



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                          (b)     Third Equity Investment.  Subject to the
terms and conditions of this Agreement, the Investor agrees to purchase at the Third Closing (as defined below) and the Company agrees to sell and issue to the Investor at the Third Closing, that number of shares (rounded to the nearest whole number) of the Company's Common Stock (the "Third Closing Common Stock", and with the Second Closing Common Stock, the "Common Stock") that is equal to U.S. $4,000,000 divided by a price per share equal to the sum of (x) the [*] Average Price preceding the first anniversary of the Signature Date (as defined in the Collaboration Agreement) of the Collaboration Agreement (the "Anniversary Date") plus (y) a premium equal to [*] of such [*] Average Price. The purchase and sale of stock pursuant to this Section 1.1(b) shall be referred to as the "Third Equity Investment." The First, Second and Third Equity Investments are collectively referred to hereafter as the "Equity Investments."

                 1.2      Closings.

                          (a)     The purchase and sale of the Second Closing
Common Stock under Section 1.1(a) above shall take place at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California U.S.A. 94025 ("VLG"), the later of (i) twenty-three (23) trading days following the Announcement Date (ii) one (1) business day following the Effective Date (as defined in the Collaboration Agreement) of the Collaboration Agreement, or at such other time and place as the Company and the Investor mutually agree upon orally or in writing (which time and place are designated as the "Second Closing"). The purchase and sale of the Third Closing Common Stock under
Section 1.1(b) above shall take place at the offices of VLG three (3) trading days following the Anniversary Date or at such other time and place as the Company and the Investor mutually agree upon orally or in writing (which time and place are designated as the "Third Closing"). At both the Second Closing and the Third Closing, the Company shall deliver to the Investor a certificate representing the Common Stock which such Investor is purchasing against delivery to the Company by such Investor of a check or wire transfer in the amount of U.S. $4,000,000 payable to the Company's order.

                          (b)     For purposes of this Agreement, unless
otherwise indicated, the term "Closing" refers to the closing of the purchase and sale of the Common Stock on a particular date and the term "Closing Date" refers to the date of the Closing. The Second Closing and the Third Closing are referred to herein collectively as the "Closings."

                 1.3. No Registration of Shares. The shares of Common Stock will be issued to Investor without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on Regulation S ("Regulation S") promulgated thereunder by the United States Securities and Exchange Commission (the "SEC").

                 1.4 NASD Limitation. The parties acknowledge and agree that, as of the date of this Agreement, Investor is not expected to purchase and the Company is not expected to sell more than twenty percent (20%) of the outstanding securities of the Company (as defined in the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD")) as a

* Certain portions of this Exhibit have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.



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result of all of the Equity Investments.   Notwithstanding Sections 1.1 and 1.2
above, in the event the sale of the Second or Third Closing Common Stock would result in Investor purchasing in the aggregate pursuant to the Equity Investments more than twenty percent (20%) of the outstanding securities of the Company, as calculated in accordance with the rules and regulations of the NASD, then the parties shall meet and discuss in good faith the most appropriate way to amend this Agreement so as to accomplish the intent of parties as reflected in Section 1.1 of this Agreement and to comply with the applicable rules and regulations of the NASD.

         2. Representations, Warranties and Covenants of the Investor. The Investor hereby represents, warrants and covenants that, as of the date of this Agreement and as of each Closing Date:

                 2.1 Authorization. It has full power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by such Investor and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, subject to bankruptcy and other laws of general application affecting the rights of creditors, and except to the extent that the availability of any equitable remedy is subject to the discretion of a court.

                 2.2 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Common Stock will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the shares of Common Stock.

                 2.3 Disclosure of Information. The Investor hereby acknowledges that it has received a copy of (i) the Company's final prospectus dated July 30, 1996 issued in connection with the Company's initial public offering (the "Final Prospectus"), (ii) the Company's quarterly reports on Form 10-Q for the quarters ended June 30, 1996 and September 30, 1996 and the Company's annual report on Form 10-K for the year ended December 31, 1996. Investor also acknowledges that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the sale and issuance of the Common Stock.

                 2.4 Investment Experience. The Investor can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock.

                 2.5 Consents. No consent, approval or authorization of or designation, declaration or filing with any state, federal or foreign governmental authority on the part of the





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Investor is required in connection with the valid execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; provided, however, that Schedule 13D shall be filed by the Investor on a timely basis if required by applicable law.

                 2.6 No Public Solicitation. The offering of the Common Stock of the Company to the Investor was made solely in connection with the negotiation and execution of the Collaboration Agreement and not as part of any public solicitation.

                 2.7      Regulation S.

                          (a)     The Investor is familiar with Regulation S
and is not a "U.S. Person" as that term is defined in Regulation S and is not acquiring the Common Stock for the account or benefit of a U.S. Person..

                          (b)     Without in any way limiting the
representations set forth above, and subject to Section 4 below, the Investor further agrees not to make any disposition of all or any portion of the Common Stock unless and until:

                                  (i)      Such disposition is in accordance
with Regulation S, or

                                  (ii)     There is then in effect a
Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement, or

                                  (iii)    (y) The Investor shall have notified
the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (z) if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act.

                          (c)     It is understood that the Common Stock, and
any securities issued in respect thereof or exchange therefor, shall be subject to a stop order until the earlier of (i) the expiration of the Research Term (as defined in the Collaboration Agreement) or (ii) 180 days following the termination of the Collaboration Agreement in accordance with its terms. It is also understood, and the Company agrees, that the Company will not register the transfer of any shares of the Common Stock except in compliance with the Securities Act.

                          (d)     The buy order for the Common Stock being
purchased hereunder will be originated by the Investor outside of the United States.

                 2.8 No Registration. The Investor understands that the Common Stock has not been and will not be registered under the applicable securities laws of Italy and represents that it has not offered or sold, and agrees that it will not offer or sell, any Common Stock, directly or indirectly in Italy or to or from any resident of Italy except (i) pursuant to an





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exemption from the registration requirements of the applicable securities laws of Italy and (ii) in compliance with any other applicable requirements of the laws of the Italy.

                 2.9 Exchange Act Filings. Investor agrees and acknowledges that it shall have sole responsibility for making any filings with the U.S. Securities and Exchange Commission pursuant to Sections 13 and 16 of the Exchange Act as a result of its acquisition of the Company's capital stock (including the Common Stock purchased under this Agreement and pursuant to the First Equity Investment) and any future retention or transfer thereof.

         3. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants that, as of the date hereof and as of each Closing Date:

                 3.1 Organization. The Company: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as it is presently being conducted and as proposed to be conducted in the Final Prospectus and the Collaboration Agreement; and (c) is qualified and is in good standing as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on its business or properties.

                 3.2 Authorization. The Company has full power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, subject to bankruptcy and other laws of general application affecting the rights of creditors, and except to the extent that the availability of any equitable remedy is subject to the discretion of the court.

                 3.3 Validity of Shares. The shares of Common Stock to be delivered to the Investor pursuant to this Agreement, when issued in accordance with the terms and provisions of this Agreement, will be validly authorized, validly issued, fully paid and nonassessable.

                 3.4 SEC Documents. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since December 1, 1995 (the "SEC Documents") and will continue to file all required SEC Documents through the time period set forth in Section 4.1 hereof. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by a later filed SEC Document. The Company will provide the Investor with copies of all SEC Documents promptly after filing them with the SEC through the time period set forth in Section 4.1 hereof.





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                 3.5      Capital Structure.  As of the date of this Agreement,
the authorized capital stock of the Company consists of 25,000,000 shares of common stock, $0.001 par value, and 3,000,000 shares of preferred stock, $0.001 par value. At the close of business on March 14, 1997, (i) 10,217,712 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held in treasury and (iii) 2,184,100 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options or warrants.

                 3.6 Stock Exchange Listing. The Company shall cause the shares of Common Stock to be issued pursuant to this Agreement to be approved for listing on the NASDAQ National Market System, subject to official notice of issuance, prior to the Closing Date.

                 3.7 Non-Contravention. Neither the execution and delivery of this Agreement or the Collaboration Agreement nor the consummation or performance of the sale of stock hereby or the performance of its obligations under the Collaboration Agreement will, directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with, or result in a violation of (A) any provision of the certificate of incorporation or other organizational documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company; or (ii) contravene, conflict with, or result in a violation or breach of any material provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or materially modify, any material agreement, material license or other material right of the Company.

                 3.8 Governmental Consents. All consents, approvals, orders, authorizations, registrations, qualifications, designations, or filings of or with any federal, state or local governmental authority on the part of the Company required in connection with the sale of stock contemplated herein have been or shall be obtained prior to the Closing and shall be effective as of the Closing.

                 3.9 No Adverse Change. Since December 31, 1996, except as disclosed to the Investor in writing or in the SEC Documents, there has not been:

                          (a)     any change in the assets, properties,
liabilities, financial condition, operating results, prospects or business of the Company from that reflected in the SEC Documents, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse and except for continued losses from operations;

                          (b)     any satisfaction or discharge of any lien,
claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted in the Final Prospectus);





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                          (c)     any material change or amendment to a
material contract or arrangement by which the Company or any of its assets or properties is bound or subject; or

                          (d)     any incurrence of any other liabilities
which, individually or in the aggregate, are material and adverse to the Company.

                 3.10 Litigation. Except as set forth in the Final Prospectus or in an SEC Document, there is no action, proceeding or investigation pending or, to the Company's knowledge, threatened, or any basis therefor known to the Company, that, if determined adversely to the Company, would have, individually or in the aggregate, a material adverse effect on the Company or materially impair the ability of the Company to perform its obligations under the Collaboration Agreement, including, without limitation, any action, proceeding or investigation involving the prior employment or consultancy of any of the Company's employees or consultants or their use of any information or techniques alleged to be proprietary to any former employer of any such employee or consultant. There is no judgment, decree or order of any court, or governmental or regulatory authority in effect against the Company. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company presently intends to initiate.

                 3.11 Intellectual Property Rights. Except as described in the Final Prospectus or SEC Document or as otherwise disclosed in writing to Investor and its counsel: (a) the Company has sufficient title and rights in all of its IP Rights (as defined below) necessary to conduct its business as now conducted and as proposed to be conducted in the Final Prospectus, including the performance of the Research (as such term is defined in the Collaboration Agreement) without conflict with or infringement of the rights of others, except where the failure to have such rights would not have a material adverse effect on the Company or the rights of Investor contemplated under the Collaboration Agreement; (b) the Company has not received any communications alleging that the Company has violated or would violate the IP Rights of others by conducting its business as now conducted or as proposed to be conducted in the Final Prospectus or the Collaboration Agreement, nor is the Company otherwise aware of any such circumstances, except where such violation would not have a material adverse effect on the Company or the rights of Investor contemplated under the Collaboration Agreement; (c) other than its agreements with Kyowa Hakko (as defined in the Collaboration Agreement), the Company has not granted any options, licenses or other rights to others for the commercial use in any country of its IP Rights in the Field (as currently defined in the Collaboration Agreement) and (d) the Company is not aware of the infringement by any third party of the Company's IP Rights, except where such infringement would not have a material adverse effect on the Company or Investor's rights contemplated under the Collaboration Agreement. The Company may grant Investor the license rights and enter into the other agreements contemplated under the Collaboration Agreement with respect to its IP Rights without requiring the consent of any third party, other than Kyowa Hakko (as defined in the Collaboration Agreement). "IP Rights" means patents, trademarks and applications therefor, service marks, trade names, copyrights, trade secrets, know how and license or option rights from third parties to any of the foregoing.





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                 3.12     Minutes.  The minutes of the Company since January 1,
1995 have been made available to counsel to the Investor and contain a complete summary of all meetings and actions by unanimous consent of directors and stockholders since January 1, 1995 and reflect all transactions referred to in such minutes accurately in all material respects.

                 3.13 Material Contracts. All contracts and other documents: (i) required to be described in the SEC Documents, (ii) required to be filed as exhibits to the SEC Documents, or (iii) that are material to the Company's IP Rights in the Field, have been either made available to the Investor, described in the SEC Documents or filed with the SEC as exhibits to the SEC Documents, as the case may be.





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         4.      Restrictions on Sales.

                 4.1 Agreement Not to Sell. Investor agrees not to directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to affiliates who agree to be similarly bound) (collectively, "Transfer Restrictions") the Common Stock being purchased pursuant to this Agreement or purchased pursuant to the First Equity Investment prior to the earlier of (i) the expiration of the Research Term (as defined under the Collaboration Agreement), (ii) 180 days following the termination of the Collaboration Agreement in accordance with its terms, (iii) the date any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, (iv) the consummation of a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities, or (v) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets.

                 4.2 Limitation on Sales. Subject to Section 4.1 above, Investor will notify the Company at least two trading days in advance of any proposed sale or other transfer of more than 25,000 shares of the Common Stock. Investor and the Company agree and acknowledge that it is in their mutual interest that disposition of Common Stock requiring notice to the Company hereunder be accomplished in a manner that does not disrupt or undermine the trading market for the Company's common stock on the Nasdaq National Market System. Investor will consider in good faith any request by the Company to delay such sale or transfer for a reasonable time or to arrange such sale or transfer through an underwriter or market maker approved by the Company; provided, however, that Investor will be under no obligation to comply with any such request.

         5. Conditions of Investor's Obligations at Closings. The obligations of the Investor under subsection 1.1 of this Agreement are subject to the fulfillment on or before each Closing of the following conditions by the
Company:

                 5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of each Closing with the same force and effect as though such representations and warranties had





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been made on and as of each Closing, except, for the Third Closing, with regard to the representations set forth in Sections 3.5, 3.9, 3.10, 3.11, 3.12 and
3.13 as may be disclosed in writing to Investor as of the Third Closing; it being understood and agreed that upon disclosure of such exceptions with regard to the representations set forth in Sections 3.5, 3.9, 3.10, 3.11, 3.12 and 3.13, the condition of this Section 5.1 shall be satisfied with respect to the Third Closing.

                 5.2 Delivery of Common Stock. The Company shall have delivered certificates representing the Common Stock being purchased by the Investor at such Closing pursuant to this Agreement; and

                 5.3 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing and the Investor shall not have terminated the Collaboration Agreement pursuant to Sections 17.2, 17.3 or 17.4 of the Collaboration Agreement.

                 5.4 Effectiveness of Collaboration Agreement. The Collaboration Agreement shall be effective in accordance with Section 19.14 therein.

         6. Conditions of the Company's Obligations at Closings. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions by the Investor:

                 6.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 2 shall be true and correct on and as of each Closing with the same force and effect as though such representations and warranties had been made on and as of such Closing;

                 6.2 Payment of Purchase Price. The Investor shall have delivered the applicable purchase price specified in Section 1.1; and

                 6.3 Performance. The Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing and the Company shall not have terminated the Collaboration Agreement pursuant to Sections 17.2, 17.3 or 17.4 of the Collaboration Agreement.

         7.      Miscellaneous.

                 7.1 Survival of Warranties. The warranties, representations and covenants of the Investor and the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing for a period of two (2) years from the date of such Closing and shall in no way be affected by any investigation of the subject matter





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thereof made by or on behalf of either party; provided, that such representations and warranties shall speak only as of the date of this Agreement and each Closing, as applicable.

                 7.2 Benefit of Agreement; Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Common Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as otherwise expressly provided in this Agreement.

                 7.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                 7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                 7.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal or courier delivery to the party to be notified or ten (10) days after deposit with the United States or Italian Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the first page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                 7.7 Expenses. Irrespective of whether each Closing is effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and all other transactions contemplated hereby.

                 7.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible or exchanged), each future holder of all such securities, and the Company.





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                 7.9      Severability.  If one or more provisions of this
Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                 7.10     Entire Agreement.   This Agreement constitutes the
entire agreement among the parties regarding the sale of Common Stock to the Investor and no party shall be liable or bound to any other party in any manner with regard to such sale by any warranties, representations, or covenants except as specifically set forth herein.



                            [Signature Page Follows]





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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        GERON CORPORATION


                                        By:  /s/ Ronald W. Eastman
                                             -------------------------------
                                        Its:  President
                                              ------------------------------


                                        PHARMACIA & UPJOHN S.P.A.


                                        By:  /s/ Lamberto Andreotti
                                             -------------------------------
                                        Its:  Managing Director
                                              ------------------------------




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